UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

CISO Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

(480) 389-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2025, we entered into Exchange Agreements (each, an “Exchange Agreement,” and collectively, the “Exchange Agreements”) with each of Hensley & Company, d/b/a Hensley Beverage Company (“Hensley”), an entity affiliated with Andrew K. McCain, a director of our company, and J C Associates, Inc. (“J C Associates,” and collectively with Hensley, the “Holders”), an entity affiliated with a member of our advisory board. Pursuant to the Exchange Agreements, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Holders exchanged certain outstanding convertible notes, as amended from time to time, with aggregate principal and accrued interest of approximately $9,297,894.54 (collectively, the “Exchange Notes”) for an aggregate of 9,297,894 newly authorized shares of Series A Preferred Stock, par value $0.00001 per share (“Series A Preferred Stock”). Upon the closing of the transactions contemplated by the Exchange Agreements, the Exchange Notes were cancelled, and the Holders relinquished all rights, powers, privileges, remedies, or interest under such securities.

This summary of the Exchange Agreements and the transactions related thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, and which are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 and below in Item 5.03 is incorporated herein by reference. The issuance of the Series A Preferred Stock, and the shares of common stock, par value $0.00001 per share (“Common Stock”), issuable upon conversion thereof, was made in reliance upon the exemptions from registration provided by Section 3(a)(9) of the Securities Act, because it involves an exchange with the Holders exclusively where no commission or other renumeration is paid or given directly or indirectly for soliciting such exchange, and Rule 506(b) of Regulation D, because, among other things, the transaction did not involve a public offering and the Holders represented that they are accredited investors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2025, we filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Preferred Stock of CISO Global, Inc. (the “Certificate of Designations”). The Certificate of Designations sets forth the rights, preferences, privileges, and restrictions of the shares of Series A Preferred Stock. Following is a summary of the terms of the Series A Preferred Stock.

Number of Shares and Designation. 9,297,894 shares of preferred stock are designated as Series A Preferred Stock.

Rank. Each share of Series A Preferred Stock will rank equally in all respects. The Series A Preferred Stock will rank senior and prior to the Common Stock.

Voting. The holders of shares of Series A Preferred Stock will not be entitled to vote on any matters submitted to a vote of our stockholders, except as otherwise required by applicable law, our certificate of incorporation, as amended, or our bylaws, as amended.

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Dividends. Cumulative dividends on the shares of Series A Preferred Stock will accrue, whether or not declared by our Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 10% per annum on the sum of the original issuance price of $1.00 per share plus all unpaid accrued and accumulated dividends thereon. All accrued dividends will be paid in cash or our capital stock (as determined in our sole discretion) when, as, and if declared by our Board of Directors out of funds legally available therefor or upon liquidation or redemption of the Series A Preferred Stock; provided, that to the extent not paid on the last day of March, June, September, and December of each calendar year (each, a “Dividend Payment Date”), all accrued dividends on any share will accumulate and compound on the applicable Dividend Payment Date whether or not declared by our Board of Directors and will remain accumulated, compounding dividends until paid or converted. Subject to certain exceptions, all accrued and accumulated dividends on the Series A Preferred Stock will be prior and in preference to any dividend on any junior securities and will be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities. Holders of Series A Preferred Stock will not be entitled to participate in dividends or distributions of any nature paid on or in respect of the Common Stock.

Optional Redemption. We will have the right, at any time or from time to time, to redeem any or all of the issued and outstanding shares of Series A Preferred Stock. Any optional redemption will be at a purchase price per share, payable in cash, equal to the Liquidation Value (as defined in the Certificate of Designations).

Conversion Rights. As determined in the sole discretion of our Board of Directors, and at our option, the holder of Series A Preferred Stock shall convert shares of Series A Preferred Stock into shares of Common Stock, without the payment of additional consideration, into such whole number of fully paid and non-assessable shares of Common Stock as is determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by the issuance price of $1.00 per share, (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares of Series A Preferred Stock to be converted, and then (iii) dividing the result by the Liquidation Value.

Liquidation Rights. In the event of any Liquidation (as defined in the Certificate of Designations), each Holder will be entitled to receive liquidating distributions out of our assets legally available for distribution to our stockholders, before any payment or distribution of any of our assets shall be made or set apart for holders of any junior securities, including, without limitation, the Common Stock in an amount equal to the aggregate Liquidation Value.

This summary of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 5, 2025, we issued a press release regarding the exchange transaction pursuant to the Exchange Agreements. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, which is incorporated into this Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Exhibits

	3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Registrant

	10.1	Exchange Agreement, dated August 4, 2025, by and between the Registrant and Hensley & Company, d/b/a Hensley Beverage Company

	10.2	Exchange Agreement, dated August 4, 2025, by and between the Registrant and J C Associates, Inc.

	99.1	Press Release dated August 5, 2025

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISO GLOBAL, INC.

Date:	August 5, 2025	By:	/s/ David G. Jemmett
David G. Jemmett
Chief Executive Officer

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